SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2005
LAYNE CHRISTENSEN COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	33-48432	48-0920712

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(Address of Principal Executive Offices)

(913) 362-0510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF$ 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     The information required by this item is included in Item 2.03 below.
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.
     On July 15, 2005, Layne Christensen Company (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to its Loan Agreement, dated July 31, 2003, between the Company, LaSalle Bank National Association (“LaSalle”), as Administrative Agent, and LaSalle and the other lenders, as Lenders (the “Loan Agreement”). Amendment No. 1 increases the Company’s revolving loan commitment from $30,000,000 to $40,000,000, reduces the interest rates payable by the Company on its borrowings under the revolving loan, and extends the maturity date of the revolving loan from July 31, 2006 until July 31, 2007. A copy of Amendment No. 1 is attached as Exhibit 10.1.
     The ability of the Company to borrow under the Loan Agreement is subject to the Company’s ongoing compliance with certain covenants, including restrictions on the incurrence of additional indebtedness and liens, investments, acquisitions, transfer or sale of assets, payment of dividends and certain financial maintenance covenants, including among others, fixed charge coverage, maximum debt to EBITDA, minimum tangible net worth and minimum asset coverage. In addition, under the terms of the Loan Agreement, if any event of default occurs, including payment default or insolvency of the Company, LaSalle would be entitled to accelerate any outstanding amounts owed by the Company. As of July 15, 2005, the Company was in compliance with the covenants set forth in the Loan Agreement.
ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

10.1	Amendment No. 1 to Loan Agreement, dated as of July 15, 2005, by and among Layne Christensen Company, and LaSalle Bank National Association (“LaSalle”), as Administrative Agent, and LaSalle and the other lenders, as Lenders.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY
Date: July 15, 2005	By:	/s/ A. B. Schmitt
		Name:	Andrew B. Schmitt
		Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment No. 1 to Loan Agreement, dated as of July 15, 2005.